EXHIBIT 10.27

                                 LEASE AGREEMENT


     Agreement of Lease, made on this first day of November in the year 2001, between BFS Realty, LLC, with an office at 26 Harbor Park Drive, Port Washington, NY 11050, party of the first part, hereinafter referred to as OWNER, and Sandata, Inc., a Delaware corporation, with an office at 26 Harbor Park Drive, Port Washington, New York 11050, party of the second part, hereinafter referred to as TENANT,

     Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner approximately 25,188 square feet in the building known as 26 Harbor Park Drive, Port Washington, New York 11050 (the "Building") in the County of Nassau for the term of ten (10) years (or until such term shall sooner cease and expire as hereinafter provided) to start on the first day of August in the year 2001, and to end on the last day of July in the year 2011, and both dates inclusive, at an annual rate of Two Hundred Sixty-six Thousand Seven Hundred Forty-seven and 65/100 Dollars ($266,747.65) for the period from August 1, 2001 through July 31, 2002 and thereafter as provided in Rider B attached hereto and made a part hereof. Tenant agrees to make such payments in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of the Owner or such other place as Owner may designate, without any setoff or deduction whatsoever.

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder, and the same shall be payable to Owner as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

     Rent:

     1. Tenant shall pay the rent as above and as hereinafter provided.

     Occupancy:

     2. Tenant shall use and occupy the demised premises for general office space provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

     Alterations:

     3. Tenant shall make no changes in or to the prior written consent. Subject to the prior written consent of the Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, Tenant taking all necessary legal steps, including the filing of such bonds as may be set by any Court, to remove the mechanic's lien. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as property or removed from the demised premises by Owner, at Tenant's expense.

     Repairs:

     4. See Rider C.

     Window Cleaning:

     5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

     Requirements of Law, Fire Insurance, Floor Loads:

     6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of the failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.

     Subordination:

     7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall form time to time execute promptly any certificate that Owner may request.

     Tenant's Liability Insurance Property Loss, Damage, Indemnity:

     8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants, or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

     9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the Rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject the delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasor's insurance policies contain a clause providing that such a lease or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provision of this article shall govern and control in lieu thereof.

Eminent Domain:

     10. See Rider A.

Assignment, Mortgage, Etc.:

     11. Subject to Article A-22 hereof, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

     12. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

     13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant's failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes and conduits in and through the demised premises, and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six (6) months period, place upon the demised premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligation hereunder.

Vault, Vault Space, Area:

     14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blueprint or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public authority, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:

     15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for, and shall procure and maintain, such license or permit.

Bankruptcy:

     16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as a debtor; or (2) the making by Tenant of an assignment of any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owing Tenant's interest in this lease.

     (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

     17. (a) If Tenant defaults in fulfilling any of the covenants of this lease for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted, or if this lease be rejected under ss.365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant fails to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five
(5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

     (b) If the notice provided for in (1) herein shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

     18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demises premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in the Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alternations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rentals collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

     19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of the making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

     20. Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.

No Representations by Owner:

     21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is" on the date possession is tendered, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made, between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

     22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean," in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

     23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

     24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy the premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

     25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant, or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demises premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury:

     26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:

     27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under the lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repairs, additions, alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles, or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

     28. Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally, or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part, or at the last known residence address or business address of Tenant, or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given, or at such other address as Owner shall designate by written notice.

Water Charges:

     29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which Owner shall be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation. Throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage connection or system. Independently of, and in addition to, any of the remedies served to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth.

Sprinklers:

     30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters of the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making fire insurance rates, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent 50%, on the first day of each month during the term of this lease of the contract price for the sprinkler supervisory service for the Building.

Elevators, Heat, Cleaning:

     31. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ person or persons, or corporations approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect, and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed.

Security:

     32. Tenant has deposited with Owner the sum of $44,458 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect to any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend, or may be required to expend, by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, encumbrance, attempted assignment or attempted encumbrance. See Section A-8.05 - A-8.06 in Rider A, attached hereto.

Captions:

     33. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

     34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating
Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

     35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

     36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants, or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:

     37. Tenant shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Tenant shall insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Estoppel Certificate:

     38. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease and, if so, specifying each such default.

Directory Board Listing:

     39. If, at the request of, and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as to the consent by Owner to an assignment or subletting by Tenant to such person or entities.

Successors and Assigns:

     40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution of other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

SEE RIDERS ANNEXED HERETO CONTAINING ADDITIONAL LEASE PARAGRAPHS.

     In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:                                  BFS REALTY, LLC

-----------------------------
                                                    BY:/s/Bert E. Brodsky [L.S.]
                                                          ----------------------
                                                          Bert E. Brodsky


Witness for Tenant:                                 SANDATA, INC.

-----------------------------                       BY:/s/Hugh Freund  [L.S.]
                                                          ----------------------
                                                          Hugh Freund

STATE OF NEW YORK  )
                                 :ss.:
COUNTY OF QUEENS   )


     On the 1st day of November in the year 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared Bert E. Brodsky, personally known to be or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed this instrument.

                                                        /s/Linda Scarpantonio
                                                        ------------------------
                                                        NOTARY PUBLIC

STATE OF NEW YORK  )
                                 :ss.:
COUNTY OF QUEENS   )


     On the 1st day of November in the year 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared Hugh Freund, personally known to be or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed this instrument.

                                                        /s/Linda Scarpantonio
                                                        ------------------------
                                                        NOTARY PUBLIC

                             IMPORTANT - PLEASE READ




RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 36.


     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

     2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by Tenant, its clerks, agents, employees or visitors.

     3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises, any dirt or other substances into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

     4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

     5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

     6. Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.

     8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours, and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building, and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are a part.

     9. Tenant shall not obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

     10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Tenant shall be responsible for all persons for whom any Tenant requests such pass, and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

     11. Owner shall have the right to prohibit any advertising by Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from owner, Tenant shall refrain from or discontinue such advertising.

     12. Tenant shall not bring, or permit to be brought or kept, in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

     13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.

     14. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.


                                     RIDER A

                        Provisions Of General Application

Article A-1.   Definitions

     The following terms placed within quotations are used throughout this Lease with the respective definitions set forth below:

               A-1.01 Intentionally Omitted.

               A-1.02 "Building" shall mean any building of which the Premises are a part or which is included in its entirety in the Premises.

               A-1.03 "Daily Late Charge" shall mean the daily sum of $25.00 and increased annually at the same percentage increase as Minimum Rent shall increase.

               A-1.04 "Fixed Rent", "Minimum Rent", or "Fixed Minimum Rent" shall mean the annual rent specified in the preamble to this Lease, as increased in accordance with Rider B.

               A-1.05 "Landlord", "Owner" and "Lessor" are used interchangeably in this Lease and shall all have the meaning given "Owner" in the printed form portion of this Lease.

               A-1.06 Intentionally Omitted.

               A-1.07  "Minimum  Insurance   Coverage"  shall  mean  the  limits
          designated below for the corresponding types of insurance:

               Insurance            Limit (All limits specified herein are
                                    subject to change by Landlord if the
                                    underlying limit of Landlord's blanket
                                    policy shall increase.)

               Public Liability $2,000,000.00 annual aggregate, $1,000,000.00 per occurrence, written on an industry standard form.

               Contents          Full Replacement Value Coverage

               A-1.08 Intentionally Omitted.

               A-1.09 Intentionally Omitted.

               A-1.10 "Premises" and "Demised Premises" are used interchangeably in this Lease and mean the property leased to Tenant as described in the preamble to this Lease.

               A-1.11 "Property" shall mean the entire real estate of which the Premises are a part, including, without limitation, all land, buildings, parking facilities (existing or hereafter acquired, whether or not the same are contiguous to the Building) and the Premises.

               A- 1.12 (a) Tenant designates the following individual(s) as the person(s) to whom all notices, communications and correspondence pertaining to this Lease should be directed:

         Name and Title              Business Address         Business Telephone
         --------------              ----------------         ------------------
         Hugh Freund, Secretary      26 Harbor Park Drive         516-484-4400
                                     Port Washington, NY 11050

               Landlord, at its option, may direct any notice to Tenant under this Lease to the Premises, or, if the preamble to this Lease refers to another office of Tenant, to such office. If more than one individual is enumerated above, Landlord's service of notice upon any one or more of them shall satisfy Landlord's notice obligations under this Lease.

               A-1.13 "Rent" shall mean all amounts payable by Tenant under this Lease, including, without limitation, all Minimum Rent, real estate tax payments, and utility, maintenance and late charges.

               A-1.14 "Lease Commencement Date" shall be the first day of August 2001.

               A-1.15 Intentionally Omitted.

               A-1.16 "Term" is the period from the Lease Commencement Date to the close of business on July 31, 2011 (such date being hereinafter referred to as the "Expiration Date"), or such earlier date upon which the Term of this Lease shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

               A-1.17 "Rentable Square Footage" shall mean approximately 25,188 square feet and is subject to adjustment by Landlord.

               A-1.18 "Tenant's Pro Rata Share" shall be fifty percent (50%). In the event Landlord shall increase the size of the Building or in the event Tenant shall lease additional space in the Building, Tenant's Pro Rata Share shall be adjusted to reflect the new ratio which the size of the Demised Premises bears to the size of the Building.

               A- 1.19 "Taxes" shall mean any and all taxes, assessments, sewer and water rents, rates and charges, license fees, impositions, liens, fees, interest, penalties and all other municipal and governmental charges of any nature whatsoever (except only inheritance and estate taxes and income taxes not herein expressly agreed to be paid by Tenant), whether general or special, ordinary or extraordinary, foreseen or unforeseen, which may presently or in the future become due or payable or which may be levied, assessed or imposed by any taxing authority on or with respect to all or any part of the Property, or upon the estate or interest of Landlord in the Property or any part thereof, including, without limitation, all taxes and assessments for improving any streets, alleys, sidewalks, sidewalk vaults and alley vaults, if any.

               A-1.20 "Tenant" and "Lessee" are used interchangeably in this Lease and shall be deemed to mean the person or entity described in the preamble to this Lease as having leased the Premises from Landlord, and any permitted successor to Tenant's interest hereunder.

               A-1.21  Tenant's  federal  taxpayer   identification   number  is
          11-2581812.

Article A-2.   Rent

               A-2.01 Tenant's obligation to pay Rent shall begin on the Lease Commencement Date.

               Landlord may apply any payment by Tenant of Rent hereunder against any item(s), or portion(s) thereof, of Rent then remaining unpaid and any designation by Tenant as to the application of amounts paid by Tenant under this Lease shall not bind Landlord in any manner whatsoever.

               A-2.02 If Tenant shall fail to pay Rent, in whole or in part, on or before the tenth day of any month during which the same shall become due, Tenant shall pay Landlord Daily Late Charges computed by multiplying the Daily Late Charge by the number of days from the first day of such month through the date on which Tenant pays such Rent in full. Tenant shall become liable for the payment of separate Daily Late Charges for each amount of Rent which remains unpaid. All Daily Late Charges shall be deemed Rent and shall be payable by Tenant as they accrue, and Landlord shall have all rights with respect to the non-payment of Daily Late Charges as Landlord has with respect to the non-payment of all other Rent due hereunder. Landlord's demand for and collection of Daily Late Charges shall not be deemed a waiver of any remedies that Landlord may have under this Lease by summary proceedings or otherwise. Rent shall be deemed received (a) when delivered to Landlord, if Tenant's representative shall personally deliver the same to Landlord's office, or (b) on the date of the official U. S. Postal Service postmark stamped on the envelope in which the Rent is enclosed, if Tenant shall mail the same to Landlord.

               A-2.03 If Tenant shall fail to vacate and surrender the Premises on the Expiration Date, Tenant, at Landlord's option, shall be deemed a month-to-month tenant and shall pay Landlord monthly rent at a rate equal to 150% of the Rent payable during the last month of the Term, subject to all of the other terms of this Lease insofar as they apply to a month-to-month tenancy. The application of this Section shall under no circumstances be deemed to establish a month-to-month or other form of tenancy in favor of Tenant.

               A-2.04 If Landlord shall institute summary proceedings for the non-payment of Rent, Tenant shall pay Landlord's attorneys' fee in an amount equal to ten percent of the amount of unpaid Rent but not less than $500.00. Such fee shall be deemed Rent and Landlord, at its option, may include such amount in said proceedings as an unpaid item.

               A-2.05 Landlord' s acceptance of Rent from any person or entity other than Tenant shall not be deemed to establish a tenancy of any nature with such party unless Landlord shall so elect in writing, nor shall the same relieve Tenant from any of its obligations under this Lease.

Article A-3.   Tenant's Failure to Surrender

               A-3.01 Tenant agrees to indemnify and hold harmless Landlord and Landlord's principals, directors, officers, agents and employees from and against any loss, cost, liability and expense of any nature whatsoever, including reasonable attorneys' fees and disbursements, which may arise in connection with Tenant's failure to surrender the Premises upon the expiration of the Term, including any claims by any succeeding tenant.

Article A-4. Real Estate Taxes and Assessments

               A-4.01 Intentionally Omitted.

               A-4.02 Tenant shall, commencing on the Lease Commencement Date and continuing throughout the Term of this Lease, be liable to Landlord for its Pro Rata Share of Taxes for each tax year occurring in whole or in part during the Term of this lease.

               Tenant shall pay its Pro Rata Share of Landlord's Taxes within ten (10) days after Landlord shall deliver to Tenant a demand therefor. Each such demand shall be accompanied by a copy of the appropriate tax bill.

               A-4.03 Landlord's failure to deliver to Tenant a statement showing Tenant's liability for additional Taxes for any year during the Term shall neither prejudice nor waive Landlord's right to deliver any such statement for any subsequent year, or to include in said statement an amount of Rent due from Tenant for any liability for additional Taxes during a previous year in which Landlord did not provide Tenant with any such statement. Tenant's obligation to pay Taxes under Section A-4.02 with respect to the last year of the Term shall survive the expiration of the Term.

               A-4.04 Tenant shall in all events pay the full amount of any increases in Taxes which may result from any improvements made by or on behalf of Tenant. Taxes shall be apportioned at the commencement and expiration of the Term.

Article A-5.   Insurance

               A-5.01 Tenant acknowledges that Landlord maintains a blanket "all-risk" property insurance policy ("Landlord's Policy") which covers substantially all buildings and improvements owned from time to time by Landlord and all Rent due under all lease agreements pertaining to such buildings and improvements. Landlord's Policy provides protection against all risks and hazards as may from time to time be insurable thereunder, including, without limitation, fire, vandalism, malicious mischief, sprinkler leakage, boilers and machinery and extended coverage type perils and public liability, personal and bodily injury and property damage. Landlord's Policy provides full replacement coverage, as the same may be determined from time to time.

               Tenant acknowledges that Landlord's Policy provides for a deductible in the event of an occurrence and submission of a claim. Tenant agrees that if any loss or damage to the Premises covered by Landlord's Policy shall occur, Tenant shall pay as Rent the lesser of
          (a) the repairs required to be made in the Premises or (b) Tenant's allocable portion of the deductible, prorated among Tenant and such other tenants in the Building whose space was also affected by the occurrence in the same ratio as the rentable square footage of their respective premises bears to the total rentable square footage of all premises in the Building affected by such occurrence.

               Tenant acknowledges that Landlord's Policy is solely the property of Landlord, and that all rights and benefits thereunder shall accrue exclusively to Landlord or its designee. Further, Tenant agrees that it acquires no rights of any nature with respect to Landlord's Policy and the benefits and rights thereunder, whether by virtue of any theory of constructive trust, third party beneficiary, or otherwise.

               A-5.02 (a) Tenant shall pay its Pro Rata Share of the premium for Landlord's Policy within ten (10) days after Landlord shall deliver to Tenant a demand therefor. Each such demand shall be accompanied by a copy of the appropriate bill.

               (b) Landlord's failure to deliver to Tenant a statement showing Tenant's liability for its Pro Rata Share of insurance premiums for any year during the Term shall neither prejudice nor waive Landlord's right to deliver any such statement for any subsequent year, or to include in said statement an amount of Rent due from Tenant for any liability for its Pro Rata Share of insurance premiums during a previous year in which Landlord did not provide Tenant with any such statement. Tenant's obligation to pay its Pro Rata Share of the premiums for Landlord's Policy under this Section A-5.02 with respect to the last year of the Term shall survive the expiration of the Term.

               A-5.03 Tenant shall obtain and maintain in full force and effect during the Term (a) Public Liability Insurance on an occurrence basis written on a Comprehensive General Liability Basis, including Premises /Operations, Independent Contractor's Liability, Products/Completed, Operations Liability, Water Damage Legal Liability, Sprinkler Leakage Legal Liability and a Broad Form Comprehensive General Liability Endorsement, covering occurrences in or about the Premises, with no deductible, (b) a Plate Glass Policy covering all plate glass in and about the Premises, if any and (c) insurance against loss of or damage to Tenant's property and fixtures on or about the Premises by fire and such other risks and hazards as are insurable under the latest available standard form of policy for "all-risk" property insurance, providing full replacement value coverage. All such insurance shall be written with limits not less than the Minimum Insurance Coverage or any increased limits Landlord may from time to time reasonably require. All policies shall be written as primary coverage, not contributing with, nor in excess of, coverage that Landlord may carry. All insurance maintained by Tenant under this Section shall name Landlord as a loss payee as respects the improvements and betterments of the Property and all insurance maintained by Tenant under clauses
          (a) and (b) of this Section shall protect Landlord and name Landlord as an additional named insured.

               A-5.04 Tenant shall deliver to Landlord certificates for the insurance specified in Section A-5.03, together with proof of payment of the premium for the same; all certificates required to be delivered to Landlord under this Lease as provided above and thereafter from time to time for the insurance specified in clauses (a) and (b) of Section A-5.03 shall name Landlord as an additional named insured, and shall state unequivocally that such policy shall not be cancelled or changed in any manner without sixty (60) days prior written notice to Landlord. Tenant shall renew or replace the same and shall deliver to Landlord certificates for all such renewals and replacements, at least thirty days before such policies, or any renewal or replacement policies, expire. All such insurance shall be issued by insurance companies having a Best's rating of at least A+/XV and licensed to do business in the State of New York and authorized to issue such policies. If Tenant shall fail to procure, place and/or maintain any such insurance and/or pay any and all premiums and charges therefor, Landlord may (but shall not be obligated to) do so and in such event Tenant shall pay the amount thereof, plus an administrative charge equal to ten percent of such amount, as Rent to Landlord on demand.

               Tenant shall promptly deliver to Landlord a certificate for each endorsement to the aforementioned insurance permitted under this Lease, and a certificate naming Landlord as an additional named insured for each separate or additional policy of insurance otherwise maintained by Tenant with respect to the Premises.

               A-5.05 Tenant shall have included in each policy of insurance it is required to obtain and maintain under this Lease, as well as all other insurance policies pertaining to the Premises, Tenant's operation in the Premises and/or Tenant's fixtures and property in the Premises, a waiver of the insurer's right of subrogation against Landlord.

               A-5.06 Tenant's policies of insurance shall include the waiver of subrogation or agreement or permission to release liability referred to in Section A-5.05 and Tenant hereby waives any right of recovery against Landlord, its employees, agents or contractors, for any loss occasioned by any insured casualty.

               A-5.07 Each policy of insurance which Tenant is required to maintain under this Lease shall clearly specify by endorsement that the policy is taken out at the request of Tenant, which is responsible for all premiums on said policy. Further, each policy of insurance maintained by Tenant under (a) and (b) of Section A-5.03 shall clearly specify by endorsement that Landlord is an additional named insured under such policy.

               A-5.08 In the event of any loss or damage in or about the Premises which constitutes a loss, damage, casualty or other occurrence covered by insurance maintained by Tenant under this Lease or Landlord under Section A-5.01, Tenant immediately shall give Landlord notice of such loss or damage by certified mail, return receipt requested.

Article A-6.   Alterations: Removal By Tenant

               A-6.01 All alterations to the Premises of any nature whatsoever ("Alterations") are subject to Article 3 of this Lease and the following requirements:

               (a) Prior to the commencement of any Alterations, Tenant shall submit to Landlord, for Landlord's written approval, plans and specifications (to be prepared by and at the expense of Tenant) showing the proposed Alterations in detail satisfactory to Landlord. No Alterations shall begin until Landlord shall have approved such plans and specifications, in writing, and Tenant shall have delivered to Landlord certificates for all insurance Tenant is required to maintain under this Lease in connection with making Alterations. Tenant shall make all approved Alterations at its own expense, in accordance with the plans and specifications therefor approved by Landlord and then only by contractors and mechanics approved by Landlord. No amendments or additions shall be made to any plans and specifications for Alterations approved by Landlord without Landlord's prior written consent;

               (b) The Alterations will not result in a violation of or require a change in any certificate of occupancy covering the Premises or the Building;

               (c) The character, outside appearance, usefulness and/or rentability of the Premises or the Property or any part thereof, shall not be affected in any way, and such Alterations shall not, in the sole opinion of Landlord, weaken or impair (temporarily or permanently) the structure or lessen the value or cubic content of the Building, either during the making of such Alterations or upon their completion;

               (d) No part of the Property other than the Premises shall be physically affected. Without limiting the generality of the foregoing, Tenant shall not, without Landlord's specific prior written consent, cause to be made, constructed, erected, installed or otherwise placed through, on or about the exterior walls or the roof of the Building any holes, vents, windows, fans, pipes, ducts, doors, machinery, equipment, appliances (including, without limitation, air conditioning unit(s)), television or radio antenna or other tangible objects of any nature whatsoever;

               (e) The proper functioning of the Building's equipment, in the sole opinion of Landlord, shall not be adversely affected;

               (f)  Upon   completion  of  any   Alterations   (excluding   mere
          decorations), Tenant shall deliver to Landlord a copy of "as-built" plans for such Alterations;

               (g) Tenant shall not perform Alterations in any manner which for any reason whatsoever would, in Landlord's opinion, interfere or conflict with work being performed by contractors or laborers then engaged in the Building or would in any way disturb the management, operation or maintenance of the Building or any part thereof;

               (h) No approval by Landlord of Alterations to be made by Tenant shall in any way be deemed to be an agreement by Landlord that such Alterations comply with applicable legal or insurance carrier requirements. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to Tenant, and that no mechanic's or other lien for such labor or materials shall attach to or affect any interest of Landlord;

               (i) Throughout the performance of Tenant's Alterations, Tenant, at its expense, shall carry, or cause to be carried by Tenant's contractors and subcontractors, all insurance, including without limitation, that required by Articles A-1.07 and A-5.03 of this Lease or as otherwise may be required by law. Tenant shall furnish Landlord with copies of the insurance policies required hereunder or certificates thereof that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations;

               (j) All work to be performed other than Landlord's Work shall be performed by Tenant using union labor, if required by Landlord, at Tenant's sole cost and expense; and

               (k) In connection with all work to be performed in and for the Demised Premises, Tenant shall file all drawings, plans and specifications, pay all fees and obtain all permits and applications from the Building Department, the Department of Labor and any other authorities having jurisdiction; and Tenant shall obtain a Certificate of Occupancy and all other approvals required for Tenant to use and occupy the Demised Premises and to open for business to the public. If Tenant shall delay in obtaining a Certificate of Occupancy for the Demised Premises, Landlord, at Tenant's cost and expense, may attempt to obtain such Certificate of Occupancy and Tenant shall cooperate with Landlord (including the signing of any necessary forms or applications) in connection with such efforts. Tenant shall reimburse Landlord, as additional rent, for any costs incurred in obtaining such Certificate of Occupancy.

               (1) Tenant shall submit its requirements for any and all Tenant work to Landlord and Landlord shall submit a written proposal to Tenant to perform the work at Tenant's cost as outlined. Tenant may obtain proposals from other contractors; however, Landlord reserves the right to review said proposals and perform the work at or below the costs indicated. Landlord's failure to respond within three (3) business days of receipt of said proposals shall mean Landlord will not perform the work and Tenant may proceed with the work with other contractors subject to the applicable terms and conditions in this agreement governing alterations and improvements. Any work that Tenant authorizes the Landlord to perform will be at the sole cost and expense of the Tenant and will include a fee of fifteen percent (15%) of the actual cost to Landlord for Landlord's supervision and overhead. Tenant will execute a Work Authorization Form prepared by Landlord and issue a check for the full amount of the cost of such work prior to Landlord performing any such work.

               A-6.02 Pursuant to Article 3 of this Lease, Landlord hereby elects to require Tenant to remove its installations in the Premises prior to the expiration of this Lease, at Tenant's sole expense. The foregoing election is not irrevocable and Landlord reserves the right at any time and from time to time by notice to Tenant to void the same and assume the ownership of Tenant's installations in accordance with
          Article 3 hereof, or reinstitute said election.

Article A-7.   Acceptance and Occupancy of the Premises

               A-7.01 Landlord makes no representations as to the condition of the Premises. Tenant represents that it has inspected the Premises and agrees to accept the same "as is".

               A-7.02 The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises so occupied and the Property were in good and satisfactory condition at the time such occupancy was so taken and that the Premises were substantially as shown on Exhibit A, if any.

               A-7.03 Landlord shall not be required to provide Tenant with possession of or keys to the Premises until Tenant shall have delivered to Landlord certificates of insurance as required under Section A-5.03 of this Lease. Landlord's refusal to grant Tenant occupancy of the Premises in accordance with the foregoing shall not be a defense of Tenant against its obligation to pay Rent.

Article A-8.   Security Deposit

               A-8.01 Landlord shall deposit all Security under this Lease in an interest bearing account. All interest earned on the security hereunder (less Landlord's administration fee under Section A-8.02) shall be added to the then existing security and constitute additional security and be disposed of in manner set forth in Article 32 of the pre-printed portion of this Lease captioned "Security". Tenant's rights under this Lease to its security deposit may not be assigned, transferred, pledged, mortgaged or otherwise encumbered by Tenant, and any attempt by Tenant to do so shall be void and of no effect.

               A-8.02 Landlord shall retain an annual administration fee with respect to the security under this lease equal to one (1%) percent per annum upon the security money so deposited. If the annual administration fee payable to Landlord hereunder at any time exceeds the amount permissible under applicable laws or if the fee is less then the amount permissible under applicable law, then such fee shall be the amount legally prescribed.

               A-8.03 If at any time or times during the Term the amount of security (excluding any portion thereof which shall be accrued interest) then held by Landlord shall be less than two (2) months' installments of Minimum Rent, whether due to an increase in Rent or Landlord's application of all or part of the security in accordance with this Lease, Tenant shall deposit with Landlord an additional sum so that the security on deposit with Landlord shall then equal such two (2) months' installments of Minimum Rent.

               Tenant shall make such payment no later than the payment due date of any increase in Rent, or, in the case of Landlord's application of security as aforesaid, within five days after Landlord's demand. Landlord shall have the same rights and remedies in the event of Tenant's failure to deposit with Landlord any security required under this Lease as Landlord has with respect to the non-payment of any other items of Rent.

               A-8.04 Intentionally Omitted.

               A-8.05 At no time shall security, or any part thereof, be permitted to be used by Tenant toward the payment of its Rent or other obligations under this Lease.

               A-8.06 Tenant agrees that upon the return of its Security Deposit less any appropriate setoffs and/or deductions by Landlord, Tenant shall be deemed to have waived any and all rights and/or claims against Landlord that Tenant has failed to assert in writing within thirty (30) days of the expiration of the Term.

Article A-9.   Brokerage

               A-9. 01 Landlord and Tenant each represent to the other that it had no dealings or negotiations of any nature with any broker or agent.

Article A-10.   Sewers & Sanitary Disposal Systems

               A-10. 01 If the Premises shall be connected to a sanitary disposal system for Tenant's exclusive use, Tenant shall be required to maintain, repair and replace the same at its sole cost and expense, and shall not be required to share in the expense of maintaining any other sanitary disposal system unless Tenant shall also use such other system.

               A-10.02 If the Building shall not be connected to the street sewer line, Landlord, at its option, may perform all work necessary to so connect the Building. Landlord and Tenant shall share the cost of such work, including, without limitation, the costs of resurfacing and repaving. The portion of such cost for which Tenant shall be responsible and shall pay to Landlord on demand shall equal Tenant's Pro Rata Share of the amount obtained by multiplying said cost by a fraction, the numerator of which shall be the number of months remaining in the Term including and after the month in which such work was commenced, the denominator of which shall be one hundred twenty
          (120) months.

Article A-11.   Noxious Odors, Noise, etc.

               A-11.01 Tenant shall not permit any unusual, excessive or noxious noise, vibration, odor or other annoying condition to emanate from the Premises. Within five (5) days of Landlord's notice to Tenant, Tenant shall install or institute, at its sole cost and expense, control devices or procedures to eliminate such condition(s). Tenant's failure to eliminate the same within such five (5) day period shall be deemed a material default of a substantial obligation of Tenant.

Article A-12.   Easements; Reservation of Rights

               A-12.01 Landlord reserves the right to create and grant on or about the Premises utility easements in the form required by any utility company, whether public or private, in order to furnish utility services to the Premises or to any other premises.

               A-12.02 Unless the Premises constitute the entire Building, Landlord reserves the right to place in, under, over or through the Premises pipes, wires, lines and facilities serving other areas of the Property, provided that Landlord shall only do so in a manner which does not unreasonably interfere with Tenant's conduct of its business in the Premises.

Article A-13.   Non-Liability and Indemnification

               A-13.01 Neither Landlord nor Landlord's principals, officers, directors, agents or employees (individually and collectively, the "Landlord Group") shall be liable to Tenant, its principals, officers, directors, agents or employees (individually and collectively, the "Tenant Group") , and Tenant shall save the Landlord Group harmless from any loss, liability, claim and/or expense (including, without limitation, reasonable attorneys' fees and disbursements) arising from or in connection with any injury to the Tenant Group, its contractors, licensees or invitees, any interruption of Tenant's business, or for damage to, or loss (by theft or otherwise) of, any property and/or fixtures of every kind, regardless of the cause thereof, unless the same shall be proximately caused by the sole negligence of Landlord for which Landlord is legally liable. Notwithstanding the foregoing,
          (a) Tenant immediately shall notify Landlord of any claim against Landlord, (b) the Landlord Group shall not be liable for any loss, damage or expense whatsoever to the extent of Tenant's insurance coverage therefor and (c) Tenant shall first seek reimbursement for any such loss, damage or expense against its insurance carrier.

               A-13.02 Tenant indemnifies and shall hold harmless the Landlord Group from and against any and all loss, liability, claim and/or expense (including, without limitation, reasonable attorneys' fees and disbursements) in connection with or arising from (a) any default by Tenant under this Lease, (b) Tenant's use or occupancy of the Premises and/or any acts, omissions or the negligence of the Tenant Group in or about the Premises, including, without limitation, sidewalks, if any, adjoining the Premises. Tenant shall pay to Landlord as Rent an amount equal to all such losses, liabilities, claims and expenses within five days after Landlord's rendition to Tenant of bills or statements therefor.

               A-13.03 If Tenant's use of the Premises shall be enjoined or prohibited, provided the same shall not have resulted from any act or omission by or on behalf of Tenant or use of the Premises in any manner other than as is permitted under this Lease, Tenant shall have the right to elect to terminate this Lease upon written notice to Landlord setting forth the date of termination, and such right shall be Tenant's sole available remedy against Landlord in connection therewith.

               A-13.04 Notwithstanding anything in this Lease to the contrary, the Landlord Group shall have no personal liability under or with respect to this Lease and the liability of the Landlord Group in connection with this Lease is limited solely to Landlord's equity interest in the Property. Under no circumstances whatsoever shall Landlord be liable to Tenant in connection with this Lease for consequential or special damages.

Article A-14.   Corporate Tenant and Partnership Tenant

               A-14.01 If Tenant is a corporation, as a condition to the making of this Lease, Tenant shall within twenty days from the date of execution of this Lease deliver to Landlord a duly authorized resolution of the Board of Directors of Tenant, in form reasonably satisfactory to Landlord, ratifying and approving the terms and provisions of this Lease.

               A-14.02 If Tenant is a limited liability company, a partnership, or is comprised of two or more persons, individually or as co-partners of a partnership (individually and collectively, the "Partnership Tenant"), the following provisions shall apply to the Partnership
          Tenant: (i) Tenant represents that the ownership of and/or power to control a majority in interest of Tenant is vested and/or owned beneficially by the individual(s) executing this Lease and members of his or their immediate family; (ii) the liability of each of the parties comprising Partnership Tenant shall be joint and several;
          (iii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications of this Lease which may hereafter be made and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant; (iv) any bills, statements, notices, demands, requests, service of process, or other communication given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties; (v) if Partnership Tenant shall admit new partners (which term shall, for the purposes of this Section A-14.02, also be deemed to mean members of a limited liability company), all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; and (vi) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (v) of this paragraph).

               If there shall occur without Landlord's prior written consent, whether by operation of law or otherwise (including, without limitation, merger, consolidation and dissolution), any (a) transfer of Tenant's interest in this Lease, (b) if Tenant is a corporation, change in the ownership of and/or power to vote a majority of the outstanding capital stock of Tenant or (c) if Tenant is a partnership, limited liability company, or other association, any change in the beneficial ownership of and/or power to control a majority in interest of Tenant, then Landlord may terminate this Lease upon thirty days' notice to Tenant.

Article A-15.   Rent Control

               A-15.01 If at the commencement of, or at any time(s) during the Term of this Lease, the Rent shall not be fully collectible by reason of any Federal, State, County or local law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, Tenant shall enter into such agreement (s), and take such other lawful steps (without additional expense to Tenant), as Landlord may request to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (but not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term of this Lease, (a) the Rent shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination and
          (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the Rent which would have been paid pursuant to this lease but for such legal rent restriction less (ii) the Rent paid by Tenant to Landlord during the period(s) such legal rent restriction was in effect.

Article A-16.   Tenant Defaults

               A-16.01 Tenant agrees that in the event that Landlord shall commence a Summary Proceeding for non-payment of Rent to be paid by Tenant pursuant to the terms of this Lease, Tenant will not interpose any counterclaim or set-off of any nature whatsoever. If Tenant shall be evicted from or vacate the Premises or this Lease shall be terminated prior to its expiration as a result of Tenant's failure to perform any obligation hereunder, without limiting Landlord's other remedies under this Lease or at law, (a) if Landlord shall relet the Premises, Tenant shall remain liable for any deficiency in Rent which Landlord does not receive from the succeeding tenant and shall not be entitled to any excess Rent which Landlord may receive from such tenant, (b) Tenant shall reimburse Landlord as Rent for the cost of preparing the Premises for the succeeding tenant's occupancy, including, without limitation, Landlord's Work, if any, and all carpentry, electrical, HVAC, plumbing and painting work, (c) Tenant shall pay to Landlord the amount of any rent concession under this Lease, including, without limitation, the Rent, if any, which Tenant was not required to pay at the commencement of the Term, and (d) Tenant shall pay to Landlord all marketing costs and brokerage fees.

               A-16.02 If Tenant shall default in the performance of any covenant, term or provision of this Lease, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant, without notice in a case of emergency or if Landlord may be subject to any civil or criminal liability, and in any other case if such default shall continue for ten days after the date Landlord shall have given written notice to Tenant of its intention to do so. Landlord shall furnish Tenant with a bill for any costs and expenses Landlord may incur in so performing for Tenant's account, and Tenant shall pay as Rent the amount shown on each such bill within ten days after the same is sent by Landlord to Tenant.

               A-16.03  Landlord's  acceptance  of a check,  draft or any  other instrument from Tenant in the payment of Rent is solely a consideration to Tenant. If (a) any check delivered to Landlord in payment of Rent hereunder shall be returned to Landlord for any reason whatsoever, including, without limitation, insufficient or deposited but uncollected funds, or (b) Landlord commences summary proceedinqs aqainst Tenant for the non-payment of Rent or otherwise institutes any proceedings against Tenant as a result of Tenant's default hereunder, or (c) Tenant pays Rent after the tenth day of any month, Landlord may require Tenant to pay Rent by cash or bank certified check only.

               A-16.04 (a) Notwithstanding any provision(s) in this Lease to the contrary, the parties acknowledge and agree that (i) the Premises are demised under this Lease for a minimum aggregate Rent (subject to such increases and other costs as provided throughout this Lease) of $3,355,123.28 for the Term, payable upon the execution of this Lease,
          (ii) the terms of this Lease which provide for the payment of Rent in installments are solely for the convenience of Tenant, and (iii) upon the default in the payment of Rent in installments as aforesaid, then the full aggregate Rent hereby reserved for the entire Term then remaining unpaid shall, at Landlord's option, become due and payable upon demand.

               (b) If Tenant shall default (i) in the timely payment of Rent and such default shall continue or be repeated for three consecutive months or for a total of four months in any period of twelve months, or (ii) in the performance of any particular term, condition or covenant of this Lease more than six times in any period of six months, then, notwithstanding that such defaults shall have each been cured within the applicable grace periods under this Lease, if any, any further similar default shall be deemed to be deliberate and Landlord thereafter may terminate this Lease on ten days written notice to Tenant, without affording Tenant an opportunity to cure such further default.

               A-16.05 Intentionally omitted.

               A-16.06 (a) Landlord may restrain any breach or threatened breach by Tenant of any covenant or obligation of Tenant under this Lease without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord under this Lease shall be deemed cumulative and none of such remedies, whether exercised or not, shall be deemed to be to the exclusion of any other.

               (b) No Waiver. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or be construed as a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or as a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of Rent after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of an agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction of damages due from Tenant to Landlord.

Article A-17.   Eminent Domain

               A- 17.01 If the whole or substantially all of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then and in that event, the Term of this Lease shall cease and terminate from the date of title vesting in such proceeding and the Tenant shall have no claim against Landlord for the value of any unexpired Term of said lease.

               In the event that more than 25%, but less than the whole or substantially the whole of the ground floor area of the Premises shall be so condemned, the Landlord and the Tenant shall each have the right to cancel and terminate this Lease, upon the giving of written notice to the other party not later than thirty (30) days after the date of vesting of title in the condemning authority, of the said party' s election to terminate said Lease. Termination shall be effected as of the time that possession of the part so taken shall be required for public use, Rent shall be apportioned and adjusted as of the time of termination and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

               In the event that not more than 25% of the ground floor area of the Premises shall be taken by condemnation or in the event that the Lease shall not be terminated as aforesaid, then the Term of this Lease shall continue in full force and effect and the Landlord shall repair the remaining part of the Premises, if any part thereof has been taken in such condemnation, and thereafter the Rent shall abate in the proportion which the square foot area of any part of the Premises so taken bears to the entire Premises.

               In the event that any condemnation shall not affect the Building in which the Premises are contained, this Lease shall in no way be affected and Rent shall in no way abate.

               No part of any award for any such taking by condemnation or eminent domain shall belong to the Tenant and Tenant covenants to execute such instruments of assignment as shall be necessary or reasonably required by Landlord in any condemnation or eminent domain proceedings, if so requested, and to turn over to Landlord any damages that may be recovered in such proceedings. Any award, however, for damages for trade fixtures installed by Tenant or anyone claiming under Tenant at its own expense and which are not part of the realty shall belong to the Tenant.

               The Landlord shall have the absolute right to settle any claim in condemnation proceedings without interference from Tenant and without any obligation to Tenant, and Landlord shall have the absolute right to make a conveyance of title of the real property being taken by condemnation proceedings to the public or quasi public authority having the power of eminent domain in lieu of the condemnation proceedings, and where said conveyance is made in lieu thereof, it shall have the same force and effect herein as if the condemnation proceedings had proceeded to full and final completion.

               A conveyance of title in lieu of such proceedings shall not be made prior to the actual commencement of proceedings or the filing of formal notice of the taking.


Article A-18.   Miscellaneous

               A-18.01 Any reference in the printed portion of this Lease to the City of New York and the Administrative Code of the City of New York shall, where applicable, be deemed to refer to the ordinances, rules and regulations of the county, town and other governmental authorities with jurisdiction over the Premises.

               A-18.02 If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

               A-18.03 This agreement shall be governed by and construed in accordance with the laws of the State of New York.

               A-18.04 Any conflict between the printed form and Riders which together constitute this Lease shall be resolved in favor of the provisions of such Riders.

               A-18.05 The submission of this Lease for examination or the negotiation of the transaction described herein or the execution of this Lease by only one of the parties will not in any way constitute an offer to lease on behalf of either Landlord or Tenant, and this Lease shall not be binding on either party until duplicate originals thereof, duly executed on behalf of both parties, have been delivered to each of the parties hereto.

               A-18.06 If Landlord shall make application to any bank, insurance company or other lender for a mortgage loan to be secured in part or in whole by the Building and such third party requires a certified financial statement of Tenant or other reasonable documentation of Tenant's financial condition, Tenant shall furnish the same to Landlord promptly after Landlord's request.

               A-18.07 Unless the Premises shall include the Property in its entirety, Landlord reserves the right to extend or add additional floors to or otherwise alter the Building, and/or create such additional tenancies in the Building, as Landlord may from time to time determine, provided the same shall not physically reduce the Premises.

               A-18.08 Neither this Lease nor any memorandum hereof shall be recorded without Landlord's prior written consent.

               A-18.09 Each provision of this Lease which requires the consent or approval of Landlord shall be deemed to require the same in each instance in which such provision may be applicable. Any consent or approval by Landlord to or of any act or omission by Tenant requiring Landlord's consent or approval, shall not be deemed to waive any future requirement for such consent or approval to or of any subsequent similar act or omission. With respect to any provision of this lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant shall in no event be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed consent or approval, but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

               A-18.10 Tenant shall not, without Landlord's prior written consent, use, occupy, have any right to use or occupy, or otherwise have any interest in or to any space in the Building other than the Premises.

               A-18.11 Tenant shall not, without Landlord's prior written consent, install or maintain, or permit any other party to install or maintain, any vending machines, pinball games, video games or any other mechanical or electronic device of any nature whatsoever, whether for the dispensing of food or other products or the provision of entertainment. Nothing in this Section A-18.11, however, shall prohibit Tenant from using mechanical or electrical equipment in its business.

               A-18.12 Tenant shall not permit any trailer, truck or other vehicle to be parked, stored or otherwise present on or about the Property, except that Tenant may allow a vehicle to temporarily park on the Premises solely for the purposes of loading and unloading. Tenant shall, at its own cost and expense, maintain in good condition and repair any loading platform, truck dock and or truck maneuvering space which is used exclusively by Tenant or to which Tenant has the right of exclusive use.

               A-18.13 No interruption or malfunction of any utility services for any cause whatsoever shall constitute an eviction or disturbance of Tenant's use and possession of the Premises, or a breach by Landlord of any of its obligations hereunder or render Landlord liable for any damages (including, without limitation, consequential and special damages), or entitle Tenant to be relieved from any of its obligations hereunder (including, without limitation, the obligation to pay Rent) or grant Tenant any right of set-off or recoupment. In the event of any such interruption of any such services, Landlord shall use reasonable diligence to restore such service in any circumstances in which such interruption is caused by Landlord's fault.

               A-18.14 If Tenant shall at any time fail to pay the water meter charges after demand therefor by the Landlord, the Landlord shall have the right, at its election, to terminate and discontinue all water service to the Premises including the right to remove the water meter from the Premises. Tenant shall bear all costs of removal of the meter and/or discontinuance of service and all costs to restore the meter and of resuming service.

               A-18.15 Intentionally Omitted.

               A-18.16 Intentionally Omitted.

               A-18.17 Notwithstanding any other provision of this Lease, Landlord's service of notice by way of express mail or courier service shall be deemed sufficiently rendered so long as it satisfies all other requirements contained in the notice provision of the printed portion of this Lease, and shall be deemed given at the time when the same is mailed or delivered, respectively.

               A-18.18 If the Premises include a basement, Tenant shall use the same only for storage purposes.

               A-18.19 Tenant must give Landlord advance notice of the date and time when tenant plans to move in and out of the Building.

               A-18.20 Landlord's acceptance at its option of the check of any third party in payment of Rent or of any other money obligation under this lease shall not be deemed an acceptance by Landlord of the maker or any endorser of such check as tenant hereunder or assignee of the Tenant hereunder.

               A-18.21 The headings and captions of articles or paragraphs contained in this Lease and Exhibits and Riders attached hereto are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such articles or paragraphs nor in any way affect this Lease.

               A-18.22 Both parties acknowledge and agree that this Lease has been freely negotiated by both parties, and that, in any dispute over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions there shall be no presumption whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

               A-18.23 Provided that Tenant does not occupy the entire Building, Landlord reserves the right at any time to relocate Tenant to another location in the Building. Landlord shall reimburse Tenant for reasonable moving expenses incurred in connection with such relocation. Other than such moving expenses, Landlord shall have no liability whatsoever to Tenant.

Article A-19.   Tenant's Representations and Warranties

               A-19.01 As material inducements for Landlord entering into this Lease, Tenant hereby represents and warrants to Landlord that Tenant is a corporation duly organized and validly existing under the laws of the State of New York; is legally qualified to do business in the State of New York; the persons executing and delivering this Lease on behalf of Tenant have been lawfully and duly authorized to do so; and when so executed and delivered this Lease represents the valid, binding and legally enforceable obligations of the Tenant.

Article A-20.   Locking System

               A-20.01 Tenant agrees that it will not change the Key Locking System currently installed at the Demised Premises, however, Tenant can change the cylinder. Any exterior locks installed by Tenant shall be known as the "Best Type" system.

Article A-21.   Testing and Certification

               A-21.01 Tenant shall reimburse Landlord within five (5) days of receipt of a bill from Landlord for all testing and certifications for any mechanical and electrical devices contained within the Demised Premises and/or the Building, including but not limited to an RPZ (Back Flow Preventer).

Article A-22.   Assignment and Subletting

               A-22.01 (a) Tenant shall have the right without the consent of Landlord to (i) assign its interest in this lease to a corporation or other entity which shall (A) control Tenant or (B) be under the control of or be under common control with, Tenant (any such entities or any such corporations being a "Related Entity"), or (ii) sublease all or any portion of the Premises to a Related Entity. Any assignment or subletting described above may only be made upon the conditions that: (i) any such assignee or subtenant shall continue to use the Premises for uses hereinabove set forth, (ii) in Landlord's reasonable judgment, the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made to a Related Entity and is made for a valid intracorporate business purpose and is not made to circumvent the provisions of this Lease governing assignment or subletting), and
          (iii) notwithstanding such assignment or subletting, tenant shall not be relieved of any or all of its obligations under this Lease as assigned. Tenant shall within ten (10) days after execution thereof deliver to Landlord (i) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, (ii) a duplicate original instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, convenience and conditions of the Lease, on Tenant's part to be observed and performed from and after the date of such assignment, or
          (iii) a duplicate original sublease in substance reasonably satisfactory to Landlord, duly executed by Tenant and subtenant.

               (b) Except as set forth above, at any time that the shares of Tenant are not listed on a public exchange, either a transfer (including the issuance or reissuance of treasury stock or creation and issuance of new stock) of a controlling interest in the shares of Tenant (if Tenant is a corporation or trust) or a transfer of a majority of the total interest in Tenant (if Tenant is a partnership or limited liability company) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of Article 11 and of this Article A-22, including, without limitation, the requirement that Tenant obtain Landlord's prior consent thereto.

                                     RIDER B

                                 Rent Escalation

Article B-1.   Rent Escalation

     B-1.01 The Fixed Minimum Rent of Two Hundred Sixty-six Thousand Seven Hundred Forty-seven Dollars and Sixty-five Cents ($266,747.65) reserved in the preamble to this Lease shall be increased (the "Recomputed Fixed Minimum Rent") as of the first day of January each subsequent lease year after the first lease year of the Term in accordance with the following Schedule:

                Lease Year                         Recomputed Fixed Minimum Rent

                   1                                    $266,747.65
                   2                                    $280,085.03
                   3                                    $294,089.28
                   4                                    $308,793.75
                   5                                    $324,233.44
                   6                                    $340,445.11
                   7                                    $357,467.36
                   8                                    $375,340.73
                   9                                    $394,107.77
                   10                                   $413,813.16

                                     RIDER C

                       Provisions of Specific Application


Article C-1.   Repairs; Maintenance

               C-1.01  Tenant,  at its sole  cost and  expense,  shall  keep and maintain (a) the entire interior of the Premises, including, without limitation, all fixtures, machinery, systems (including, without limitation, heating and ventilating and air conditioning and sprinkler, if any) attached to or used in connection with the operation of the Premises, (b) all plumbing lines and electrical wires (above ground and underground) which serve exclusively the Premises,
          (c) all exterior doors, glass windows, and plateglass, and sills for all of the same, on or leading into the Premises and (d) all sidewalks adjoining the Premises, and shall keep said sidewalks free and clear of all rubbish, ice, snow and other debris. Tenant, without limiting the generality of the foregoing, shall make all non-structural installations, modifications, alterations, repairs and replacements to the foregoing as may be necessary to keep the same in good order and condition and to comply with all laws and requirements of utilities. Further, Tenant shall make any and all non-structural and structural repairs whatsoever necessitated by the acts or omissions of Tenant, its employees, agents and/or contractors, including, without limitation, any cleaning and/or pumping of the Building's sanitary disposal system necessitated by Tenant's abuse thereof or consumption of water in excess of normal. Such repairs and replacements shall be done in a good and workmanlike manner with materials at least equal in quality (but no used materials) to the original construction materials and, in the case of structural repairs, subject to Landlord's prior written approval of the materials, methods and contractors to be used or engaged.

               Tenant shall not commit or suffer waste or injury to the Premises. Tenant shall place all of its refuse and rubbish in a dumpster which Tenant shall obtain and maintain at the Premises. No trash or other debris shall be permitted to remain outside of the dumpster. If, in Landlord's opinion the dumpster maintained by Tenant is insufficient for Tenant's use, Tenant shall at its own cost and expense obtain either a larger or, if space permits, an additional dumpster. If Landlord so elects, Landlord may supply a dumpster and/or compactor and Tenant shall pursuant to C-1.03 be responsible for its Pro Rata Share. Tenant shall not cause or permit any materials or substances of any nature to be poured or otherwise deposited in the storm drains and drywells situated about the Property.

               C-1.02 If Tenant shall fail to perform any repairs or maintenance work as required under this Lease or necessitated by any breach by Tenant of its covenants hereunder within ten (10) days of Landlord's notice thereof to Tenant, or immediately in the case of an emergency, or, if such work be of such nature that it cannot with due diligence be completed within ten (10) days and Tenant shall not have commenced making such repair within such ten (10) day period and thereafter prosecuted the same in good faith with due diligence to completion within a reasonable period of time, Landlord, without any further notice to Tenant, may perform such work. In such event, Tenant shall pay as Rent the cost of such work, plus twenty-five percent of the overhead and supervision, on demand from Landlord. Receipted bills from contractors, materialmen and/or laborers shall be conclusive proof of the cost thereof.

               C-1.03 Landlord shall make all structural and exterior repairs (except those set forth in Section C-1.01 and, at Landlord's option, those repairs necessitated by the acts or omissions of Tenant, its employees, agents and/or contractors) to the Building, and shall maintain and make all necessary repairs and replacements to the common areas and parking areas, including, without limitation, the maintenance of appropriate insurance, removal of snow and ice, necessary repairs to any plumbing lines and electrical wires (above ground and underground, except those which serve exclusively the Premises or any other premises in the Building), striping, landscaping, clean-up, bulb, lamp and light stanchion replacement (excluding any permitted signs of Tenant and other tenants in the Building), systems maintenance and the cost of rental collection. Tenant shall, commencing on the Lease Commencement Date and continuing throughout the Term of this Lease, be liable to Landlord for Tenant's Pro Rata Share of the cost of all work performed by Landlord under this Section, and shall pay as Rent on account thereof its Pro Rata Share of the cost of such work within ten (10) days after Landlord shall deliver to Tenant a demand therefor. Notwithstanding the foregoing, Tenant shall bear the entire cost of any repair or maintenance work necessitated by any act or omission of Tenant, its employees, agents and/or contractors, including, without limitation, the costs of cleaning and pumping the storm drains and drywells situated about the Property.

               Within one hundred twenty days after the expiration of the first calendar year during the Term, Landlord shall deliver to Tenant a statement of the actual cost of such work referred to above. If such statement shows that Tenant has paid less than Tenant's Pro Rata Share of such costs, then Tenant shall immediately pay to Landlord the difference. Each calendar year thereafter the same procedure shall be followed.

               C-1.04 The term "structural repairs" shall be deemed to mean repairs and replacements of and to the structural steel, foundation, roof deck and bearing walls only. The term non-structural repairs shall be deemed to mean all repairs and replacements other than structural repairs.

               C-1.05 Tenant shall pay as Rent on demand Tenant's Pro Rata Share of the cost of the supervisory service for the Building's sprinkler system, if any.

               C-1.06 Tenant shall not cause or permit any individual(s) to enter upon the roof of the Building without Landlord's express prior written consent. Tenant shall not allow any grease or other foreign substance to be deposited within the plumbing system or the HVAC system servicing the Premises, or elsewhere in or about the Premises.

               C-1.07 Tenant shall pay its Pro Rata Share of the cost of maintaining service agreements for the maintenance of all heating and air conditioning equipment in or on the roof of the Premises.

               C-1.08  Tenant  shall  at  its  own  expense,   comply  with  all
          applicable laws, ordinances and requirements for the sorting or separation of Tenant's garbage.

Article C-2.   Utilities

               C-2. 01 Landlord shall obtain all utilities necessary for Tenant's use of the Demised Premises directly from the utility companies or vendors servicing the Demised Premises. The cost of such services shall be paid by Tenant directly to such companies.

               C-2.02 Notwithstanding anything herein to the contrary, Landlord may redistribute or furnish electricity and/or gas ("utilities") to the Demised Premises in a manner and in such reasonable quantities as may be required by Tenant to service Tenant's permitted use in the Demised Premises. In such event, Tenant shall pay to Landlord within 30 days after billing, as additional rent, a sum ("Utility Rent") determined in the manner set forth below. Such sum shall be determined by an independent engineer or consulting firm selected by Landlord (the "Engineer"). The Engineer shall make a survey of Tenant's utility usage in the Demised Premises, to determine the Utility Rent. In the event Tenant disputes any such determination, Tenant may employ a consultant to make a survey of the cost of such utility to the Demised Premises. The determination of such consultant shall be promptly submitted to Landlord. If Landlord's and Tenant's consultants cannot mutually agree as to the cost of such utility, the matter shall be submitted for arbitration to the office of the American Arbitration Association nearest the Property, in accordance with rules of such American Arbitration Association. Pending such determination, Tenant shall continue to pay the charges as billed by Landlord. Each party shall pay the cost of its own Engineer or consultant. Any final adjustment shall be made at the time on the arbitration award.


               C-2.03 If either the quantity or character of the utility service is changed by the utility company supplying such service to the Building, or is no longer available or suitable for Tenant's requirements, or if there shall be a change, interruption or termination of such service due to a failure or defect on the part of the utility company, no such change, unavailability, unsuitability, failure or defect shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any payment from Landlord for any loss, damage or expense, or to abatement or diminution of Minimum Rent or additional rent, or otherwise relieve Tenant from any of its obligations under this lease, or impose any obligation upon Landlord or its agents. In on event shall Landlord be responsible for any failures of the utility providing such service or the negligence or other acts of third parties causing any such interruption.

               C-2.04 Tenant shall not apply for any separate utility meter without Landlord's prior written consent.

               C-2.05 Tenant, at its sole cost and expense, shall maintain all applicable utility company service lines and meters located in or on the exterior of the Premises.

Article C-3.   Parking Facilities

               C-3.01 Unless the Premises shall constitute the entire Building, Tenant shall cause all of its principals, officers and employees to park Tenant's and their vehicles (collectively, the "Company Vehicles") solely in areas of the parking field, if any, designated by Landlord for such purpose. Each and every violation of this clause shall be deemed a breach of a substantial obligation of Tenant, and, without limiting Landlord's other remedies therefor, Tenant shall pay for them as Rent the Daily Late Charge for each motor vehicle parked in violation of this provision.

               C-3.02 Unless Landlord shall at any time designate otherwise, the parking area(s) behind the rear of the Building shall be the area designated for the parking of Company Vehicles. Tenant shall, upon Landlord's request, furnish Landlord with the automobile registrations (year, make and license plate) of all principals, employees and agents of Tenant who either are employed at or frequently visit the Premises.

               C-3.03 Landlord reserves the right, at any time and from time to time, to (a) change the size, location, elevation and or nature of the Building's parking facility, (b) close all or any part of the parking facility as may be necessary, in Landlord's sole judgment, to prevent a dedication thereof and/or the accrual of any rights therein of any person or the public, (c) close temporarily all or any part of the parking facility to discourage non-customer use, (d) establish and modify and enforce reasonable rules and regulations with respect to the use of the parking facility, and Tenant shall cause all of its principals, employees, agents, invitees and licensees to comply with the same; and/or (e) transfer, in whole or in part, any of the foregoing rights to any party as Landlord may, from time to time, determine.

               C-3.04 Unless the Premises shall constitute the entire Building, Landlord shall have the right to place self-adhering stickers on or have towed away any Company Vehicles which are parked in areas other than those designated therefor by Landlord or which otherwise are not in compliance with any rules and regulations of Landlord with respect to the parking facilities. In the event of repeated occurrences of the above, Landlord may terminate this Lease in the manner herein elsewhere provided. Landlord shall have no liability whatsoever for towing or stickering Company Vehicles as aforesaid, and Landlord shall use reasonable efforts to notify Tenant of the first occurrence (only) of the same before taking any such action.

Article C-4.   Signage

               C-4.01 Tenant shall not cause or permit the placement or other installation of any signs on or about the Property which are visible from outside the Premises without Landlord's prior written approval, and, after the installation of any such approved sign, Tenant shall not cause or permit the same to be changed or altered in any respect without Landlord's prior written approval. Any signs which Landlord may approve shall in all events comply with all applicable rules and regulations of county, town and other governmental authorities, be of a dignified character and satisfy such other standards as Landlord may require. The term "sign" shall be deemed to include, without limitation, any form of placard, light or other advertising symbol or object whatsoever, whether of a permanent or temporary nature.

               C-4.02 Tenant shall not cause or permit the placement or other installation of any awning, security gates or bars of any nature in, on or above any window, door or other opening to the Premises without Landlord's prior written consent.

               C-4.03 If the Premises shall not constitute the entire Building and the Premises shall be situated in whole or in part on the ground floor, Tenant shall place a sign on the back door, if any, of the Premises, indicating Tenant's name and the address of the Premises.

               C-4.04 Unless the Premises shall constitute the entire Building, Landlord reserves the right to place a sign or signs on the exterior walls of the Premises and Building, indicating the name and/or business of other tenants in the Building.

               C-4.05 Notwithstanding any other provision of this Lease, Landlord may install a pylon directory sign at the entrance to the Property for the benefit of Tenants. If Tenant elects to place
          Tenant's name on such pylon sign, Tenant shall be responsible for paying to Landlord its Pro Rata Share of installation by Landlord for such sign.

Article C-5.   Liability for Hazardous Wastes

               C-5.01  Tenant  shall not cause or allow to be caused on or about the Premises any Hazardous Environmental Condition (as hereinafter defined), and Tenant shall not store, manufacture, dispose of, process, keep, or maintain at the Premises any substance or material whatsoever which has the potential of being deemed a hazardous substance or material by any governmental jurisdiction or authority including, without limitation, the governmental jurisdictions or authorities described below in the definition of the term Hazardous Environmental Condition. Tenant and Tenant's principals shall indemnify and hold harmless Landlord, its officers, directors, principals, successors and assigns and the Property from and against any and all claims, obligations, liabilities, violations, penalties, fines, governmental orders, suits, causes of action, judgments, damages (civil, criminal or both) and all other costs and expenses of any nature whatsoever including without limitation consultants' fees and attorneys' fees, which may result from any Hazardous Environmental Condition caused in connection with Tenant's use or occupancy of the Premises. The term "Hazardous Environmental Condition" shall mean any condition in, on or under the Premises arising from or in connection with any source or cause whatsoever, including, without limitation, the spilling, leaking, leaching, migration, discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, petroleum or petroleum products, waste materials or other irritants, contaminants, pollutants or other substances of any nature into or upon land, the atmosphere, or any water course or body of water, or ground water whether sudden and accidental or over a course of time, which either (a) has caused or has the potential of causing bodily injury or property damage to any person or thing or (b) is or may hereafter be designated as a
          "hazardous  waste",   "hazardous  substance",   "regulated  waste"  or
          "regulated substance" or any other term of similar import by any governmental jurisdiction with authority, including, without limitation, the United States Environmental Protection Agency, the New York Department of Environmental Conservation and/or the Nassau County Department of Health, which requires or may hereafter require the development and implementation of a remedial program, and/or result in the imposition of fines and/or penalties, and/or impose on the Owner of the Premises any obligation whatsoever. The foregoing indemnification shall survive the termination of this Lease, and without limiting the generality of the foregoing, Tenant and Tenant's principals shall indemnify and hold harmless Landlord from and against
          (i) any and all liens for remedial expenses in favor of any federal, state and/or local governmental authority or municipality and (ii) any and all legal fees and disbursements incurred in connection with defending any suits or proceedings pertaining to a Hazardous Environmental Condition including suits to enforce this Article.

               C-5.02 Landlord and its employees and agents shall have the right to enter the Demised Premises at any time to conduct tests at Tenant's expense and to inspect the Demised Premises. The purpose of any such tests or inspections shall be to determine the condition, specifically the environmental condition, of the Premises and to insure Tenant's compliance with Article C-5.01.

Article C-6.   Miscellaneous

               C-6.01 The Rentable Square Footage of the Premises has been computed by measuring at floor level from the outside exterior walls (or, in the case of any overhang(s) extending from any such wall(s), from the outside, of each such overhang at the furthest point from said exterior wall) and, if the Premises do not constitute the entire Building, the midpoint of demising walls, and the outside (common area side) of demising walls between the Premises and common corridors and areas, if any.